UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2004

PLUM CREEK TIMBER COMPANY, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-10239	91-1912863
(State of Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

999 Third Avenue, Suite 4300 Seattle, Washington	98104-4096
(Address of Principal Executive Offices)	(Zip Code)

     (206) 467-3600
     Registrant’s Telephone Number, including area code

Section 5.  Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Plum Creek Timber Company, Inc. (the "Company") was notified on December 27, 2004 by David D. Leland, Chairman of the Company's Board of Directors, that he does not intend to stand for re-election at the Company's 2005 Annual Meeting of the Stockholders, scheduled to take place in May of 2005. He has indicated that he will serve for the remainder of his term to expire on the date of the meeting.

Mr. Leland is retiring after more than 15 years of service to the Plum Creek organization. He has been a member of the board of directors of the Company and its predecessor master limited partnership since 1989, and has served as Chairman since 1993. From 1989 to 1993, Mr. Leland also served as President and Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUM CREEK TIMBER COMPANY, INC.

By: /s/ James A. Kraft
JAMES A. KRAFT
Senior Vice President, General Counsel and
Secretary

DATED:  December 30, 2004